[LETTERHEAD OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP]

                                December 1, 1998


Dental/Medical Diagnostic Systems, Inc.
200 N. Westlake Blvd.
Westlake Village, CA  91362

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 the "Registration Statement") to which this letter is attrached as Exhibit 5.1 filed by Dental/Medical Diagnostic Sytems, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 100,000 shares of Common Stock (the "Shares") of the Company issued pursuant a certain Stock Purchase Agreement, dated October 2, 1998.

     We are of the opinion  that the Shares have been duly  authorized  and upon
issuance  and  sale,  the  Shares  will  be  validly  issued,   fully  paid  and
non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                              Respectfully submitted,


                               /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

                              TROOP STEUBER PASICH REDDICK & TOBEY, LLP